CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 26 to the registration statement on Form N-1A (File No.2-78369) ("Registration Statement") of our report dated September 11, 2003 relating to the financial statements and financial highlights appearing in the July 31, 2003 Annual Report of Putnam OTC & Emerging Growth Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Auditors and Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
November 24, 2003